Exhibit 10.14

LINE OF CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT is entered into effective as of May 25, 2003, by and between THOMAS O’HARA, (“O’Hara”), and VCG HOLDING CORP., a Colorado corporation (“Borrower”).

RECITALS

WHEREAS, O’Hara desires to provide to Borrower, and Borrower desires to obtain from O’Hara, a line of credit with a maximum loan amount of Seven Hundred Thousand and 00/100 Dollars ($700,000.00) (the “Line of Credit”), on certain terms and conditions as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Commitment. Subject to and in accordance with the provisions of this Agreement, O’Hara agrees to make disbursements under the Line of Credit, and Borrower may draw upon and borrow, in the manner and upon the terms and conditions expressed in this Agreement, amounts that shall not exceed in the aggregate, at any one time outstanding, Seven Hundred Thousand and 00/100 Dollars ($700,000.00) (the “Commitment Amount”). The Line of Credit shall be a revolving line of credit, against which disbursements may be made to Borrower, repaid by Borrower and additional disbursements made to Borrower, subject to the limitations contained in this Agreement; provided, that O’Hara shall have no obligation to make any disbursement (i) that would cause the outstanding principal balance of the Line of Credit plus all outstanding principal and any accrued but unpaid interest to exceed the Commitment Amount or (ii) if there is an Event of Default or a Default (as defined below). The Line of Credit shall bear interest on the outstanding principal balance at a simple annual rate of six and one half percent (6.5%), which interest shall be payable monthly, on the third day of each month, beginning on June 23, 2003. If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Agreement shall be paid in full on May 23, 2004 (the “Maturity Date”).

2. Advances. Advances under the Line of Credit will be made by O’Hara upon receipt by O’Hara of at least five (5) business days’ prior written notice setting forth the amount of the advance.

3. The Note. Borrower’s obligation to pay the principal of and interest on the Line of Credit shall be evidenced by a Promissory Note (the “Note”), substantially in the form attached hereto, which shall (i) be duly executed and delivered by Borrower, (ii) be dated as of the date hereof, (iii) be in the stated principal amount of the Line of Credit, (iv) mature on the Maturity Date, (v) bear interest as provided in the Note, and (vi) be governed by this Agreement.

(VCG)	(O’Hara)

Exhibit 10.14

4. a) Collateral. In consideration of the Line of Credit, upon execution of this Agreement, Borrower will grant to O’Hara (a) a security interest in the general assets of VCG Holding Corp and Subsidiaries; and b) personal guaranty from CEO Troy H. Lowrie; (c) after each repayment, a new draw on the line O’Hara will have the right to approve the property being acquired by the draw.

5. Common Stock; Subscription Agreement and Investment Letter. In partial consideration for the execution of this Agreement by O’Hara, upon execution of this Agreement, Borrower will deliver to O’Hara a stock certificate for 23,333 shares of the Borrower’s $.0001 par value common stock (the “Shares”); provided, however, that prior to delivery of such stock certificate, O’Hara will deliver to the Borrower a completed and fully executed Subscription Agreement and Investment Letter, in the form attached hereto as Exhibit B, which shall be subject to acceptance by the Borrower. The Shares shall be “restricted” securities as that term is defined under Rule 144 under the Securities Act of 1933, as amended (the “Act”). The stock certificate evidencing the Shares will contain a restrictive legend and the Company will cause its stock transfer records to note such restrictions.

6. Registration Rights.

If the Company, at any time prior to one year anniversary of the effective date of this Agreement, proposes to file a registration statement to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or any other form not available for registering the Shares for sale to the public, and provided the Shares are not otherwise registered for resale pursuant to a pending or effective registration statement, the Company shall give O’Hara or any subsequent record holder of the Shares (the “Holder”) at least 30 days’ prior written notice of its intention so to do. Upon the written request of the Holder received by the Company within 10 days after the Company’s giving of any such notice, the Company shall cause the Shares as to which registration shall have been so requested to be included for registration in the registration statement.

In the event that any such registration shall be, in whole or in part, an underwritten public offering of the Company, the number of Shares to be included in such an underwriting may be reduced by the managing underwriter if, and to the extent that, the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Holder in writing of any such reduction.

The Company may withdraw, delay or suffer a delay of any registration statement referred to in this Section without thereby incurring any liability to the Holder.

It shall be a condition precedent to the registration obligations of the Company that the Holder furnish to the Company such information as shall be reasonably required to effect the registration of such Shares and execute such documents in connection with such registration as the Company may reasonably request, and the Holder must cooperate with the Company as

(VCG)	(O’Hara)

Exhibit 10.14

reasonably requested by the Company in connection with the preparation and filing of a registration statement contemplated hereunder.

7. Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

a. The non-payment of any interest due and owing to O’Hara under the Line of Credit and such failure to make payment shall continue for a period of five (5) days or longer from the due date.

b. Violation by Borrower of any covenant or obligation contained in this Agreement or the Note, or breach of any representation or warranty contained herein or in the Note; or

c. Borrower (i) admits in writing its inability to pay its debts as they become due; (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, not or hereafter existing; or (iii) is adjudged a bankrupt or insolvent.

Upon occurrence of an Event of Default, O’Hara shall notify Borrower in writing. If the Event of Default is not cured within ten business (10) days after the giving of such notice of default, Borrower shall be deemed to be in default under this Agreement (a “Default”).

8. Default Rate; Late Charges; Acceleration. Upon Default, O’Hara shall have the right to collect interest on the outstanding principal balance on the Line of Credit at a rate of twelve percent (12%) per annum (the “Default Rate”).

9. Enforcement of Collateral. In addition to any other remedies which O’Hara has hereunder or by law, upon Default, O’Hara shall have the right to enforce its rights in the Collateral by giving notice of the Default to Borrower and foreclosing on the Collateral.

10. Cumulative Remedies. All remedies of O’Hara provided for herein are cumulative and shall be in addition to all other rights and remedies provided by law. The exercise of any right or remedy by O’Hara hereunder shall not in any way constitute a cure or waiver of default hereunder or invalidate any act done pursuant to any notice of default, or prejudice O’Hara in the exercise of any of its rights hereunder unless, in the exercise of its rights, O’Hara realizes all amounts owed to it under the Line of Credit.

11. Payment and Renewal of the Line of Credit; Collateral. Borrower shall have the right to prepay the Line of Credit, in whole or in part, in accordance with the terms of the Note. Upon full payment of all amounts due and owing under the Line of Credit, and Borrower giving written notice to O’Hara, O’Hara shall immediately deliver the Deed of Trust to Borrower. In the event of a full prepayment of all amounts due and owing under the Line of Credit, Borrower shall have the right before the Maturity Date to renew the Line of Credit upon at least five (5) business days’ advance written notice to O’Hara; provided, however, that prior to such renewal Borrower shall deliver to O’Hara the Collateral which is acceptable to O’Hara.

(VCG)	(O’Hara)

Exhibit 10.14

12. Representations and Warranties of the Borrower. Borrower hereby represents and warrants as follows:

a. Organization; Authority to Enter into Agreement. Borrower is a corporation, duly formed and validly in existence and in good standing under the laws of the State of Colorado. Borrower has full power and authority to enter into this Agreement and to execute and to carry out the provisions of this Agreement.

b. No Consents. The execution, delivery and performance by Borrower of this Agreement does not require consent, approval, authorization or license of any governmental authority or a third party.

13. Restrictions on Sale or Further Encumbrance. Borrower agrees not to sell, assign, exchange, or further encumber the Collateral without prior written consent of O’Hara, which consent shall not be unreasonably withheld.

14. Expenses, Fees and Costs. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable expenses, attorney’s fees, and costs associated with such litigation, in both the trial and in all appellate courts.

15. Waiver. No waiver by O’Hara of any default shall operate as a waiver of any other default or of the same default on a future occasion.

16. Assignment. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns; provided, however, that the parties may not assign their rights or delegate their duties and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

17. Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed received (a) on the date of receipted delivery by a courier service or (b) on the fifth business day after mailing, by registered or certified United States mail, postage prepaid, to the appropriate party at its address set forth below:

If to Thomas O’Hara:

Thomas O’Hara

22674 Anasazi Way

Golden, Colorado 80401

(VCG)	(O’Hara)

Exhibit 10.14

If to BORROWER:

VCG Holding Corp.

1601 W. Evans Avenue, Suite 200

Denver, Colorado 80223

Attn: Troy Lowrie

With a copy to:

A. Thomas Tenenbaum, Esq.

Tenenbaum & Kreye LLP

Plaza Tower One, Suite 2025

6400 S. Fiddler’s Green Circle

Englewood, Colorado 80111

18. Amendments. No amendment, modification or termination of any provisions of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

19. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and continue in full force and effect until the obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

20. Entire Agreement; Severability. This Agreement, together will all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and as severed and/or modified, this Agreement shall remain in full force and effect.

21. Governing Law; Jurisdiction and Venue. This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of Colorado. Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, or any other matter between the parties, shall be litigated in the Colorado District Court in and for the City and County of Denver, Colorado and the parties hereby expressly consent to the exclusive jurisdiction and venue in said Colorado District Court.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(VCG)	(O’Hara)

Exhibit 10.14

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

THOMAS O’HARA		VCG HOLDING CORP.

	By: /s/ Thomas O’Hara	By:	/s/ Troy H. Lowrie
	Thomas O’Hara	Name:	Troy H. Lowrie
		Title:	CEO
Date:	May 23, 2003	Date:	May 23, 2003

(VCG)	(O’Hara)

Exhibit A

PROMISSORY NOTE

$700,000.00	Denver, Colorado
May 23, 2003

FOR VALUE RECEIVED, the undersigned VCG HOLDING CORP., a Colorado corporation (“Borrower”), hereby promises to pay to the order of Thomas O’Hara, (“O’Hara”), at 22674 Anasazi Way, Golden, Colorado 80401, or at such other place as O’Hara or any subsequent holder hereof (the “Holder”) may, from time to time, designate in writing, the principal sum OF SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($700,000.00), or so much of that sum as may be advanced under this Note by O’Hara pursuant to the Line of Credit and Security Agreement (defined below), with principal and interest thereon payable as specified in this Note. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Line of Credit and Security Agreement.

1. Principal and Interest. Interest shall accrue on the Line of Credit from and after the date of disbursement of principal at a simple annual rate of six and one half percent (6.5%) (the “Interest Rate”). The Interest Rate shall be payable monthly on the third day of each month, beginning on June 23, 2003. On May 23, 2004 (the “Maturity Date”), the entire unpaid principal amount and any interest accrued but unpaid and all other sums due under this Promissory Note (“Note”) shall be paid in full to the Holder.

All payments under this Note shall be made only in lawful money of the United States of America, at such place as the Holder hereof may designate in writing from time to time.

2. Revolving Loan. Up to Seven Hundred Thousand and 00/100 Dollars ($700,000.00) of the principal amount of this Note may be disbursed, repaid and re-borrowed in accordance with the terms of the Line of Credit and Security Agreement, provided that the aggregate of such advances outstanding plus any accrued but unpaid interest at any time does not exceed $700,000.00.

3. Prepayment. This Note may be prepaid in part (or in full) at any time prior to the Maturity Date (except as expressly provided herein), and from time to time, without premium or penalty, and without the prior consent of the Holder hereof, on the conditions that Borrower shall concurrently pay all accrued but unpaid interest on the amount of principal outstanding due at the time of each prepayment.

4. Default and Acceleration. Upon the occurrence of a Default as defined in the Line of Credit and Security Agreement, at the option of the Holder hereof, (i) the entire outstanding principal balance and all accrued but unpaid interest shall become immediately due and payable upon written notice to Borrower, (ii) the Holder may fully enforce its rights in the Collateral given to secure the payment of this Note, and (iii) the Holder may pursue all other rights and remedies available under this Note, any instrument securing payment of this Note, or by law.

5. Default Rate of Interest. Upon the occurrence of a Default, Borrower promises to pay interest on the outstanding principal balance of this Note at a simple rate of interest equal to twelve percent (12%) per annum (“Default Rate”).

6. Early Discharge. Upon full payment of the outstanding principal balance and all accrued but unpaid interest, this Note shall be fully discharged, cancelled and surrendered to Borrower.

7. Remedies Cumulative. The rights or remedies of the Holder as provided in this Note and any instrument securing payment of this Note shall be cumulative and concurrent and may be pursued at the sole discretion of the Holder singly, successively, or together against Borrower and/or the Collateral described in the Line of Credit and Security Agreement. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

8. Forbearance. Any forbearance of the Holder in exercising any right or remedy hereunder or under the Line of Credit and Security Agreement, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the Holder’s right to require prompt payment when due of all other sums payable hereunder.

9. Application of Payments. All payments made on this Note shall be applied first to payment of accrued but unpaid interest and the remainder of all such payments shall be applied to the reduction of the outstanding principal balance on this Note.

10. Usury. In the event the interest provisions hereof, any exactions provided for herein or in the Line of Credit and Security Agreement or any other instrument securing this Note, shall result, in an effective rate of interest which, exceeds the limit of the usury or any other applicable law, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon the outstanding principal balance of this Note immediately upon receipt of such moneys by the Holder, and any such amount in excess of such outstanding principal balance shall be immediately returned to Borrower.

11. Line of Credit and Security Agreement. The Borrower is executing this Note in connection with that certain Line of Credit and Security Agreement between Borrower and Red Rock of even date herewith (the “Line of Credit and Security Agreement”) and this Note is secured by the Collateral described in the Line of Credit and Security Agreement. In the event of any conflict between any provision of the Line of Credit and Security Agreement and any provisions of this Note, the provision of the Line of Credit and Security Agreement shall control.

12. Jurisdiction. This Note is to be governed according to the laws of the State of Colorado, without giving effect to conflict of law principles.

13. Binding Effect. This Note shall be binding upon Borrower, and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

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14. Notice. All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Line of Credit and Security Agreement for the giving of notices.

15. Attorneys’ Fees. Borrower further promises to pay all reasonable attorneys’ fees incurred by the Holder in connection with any Default hereunder and in any proceeding brought to enforce any of the provisions of this Note.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note effective as of the day and year first above written.

BORROWER:

VCG HOLDING CORP.

By:/s/ Troy H. Lowrie

Name: Troy H. Lowrie Title: CEO Date: May 23, 2003

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Exhibit B

GUARANTY

FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees payment in full of that certain Promissory Note dated May 23, 2003 (the “Note”) in the amount of $700,000 from VCG Holding Corp. (“Debtor”) to Thomas O’Hara for a line of credit executed by VCG Holding Corp., and, agrees to remain fully bound until the Note, or any extensions or renewals thereof, and all interest and penalties in connection with the Note, shall have been paid in full.

Dated this 23rd day of May 2003.

/s/ Troy H. Lowrie

Troy H. Lowrie

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this 23 day of May 2003, by Troy H. Lowrie.

Witness my hand and official seal.

My Commission Expires:

4/15/2007

Jeanne Holmes
Notary Public